Exhibit 10.1

THIRD AMENDMENT TO AGREEMENT BETWEEN
EXACT SCIENCES CORPORATION
AND
LABORATORY CORPORATION OF AMERICA HOLDINGS

This Third Amendment (this “Amendment”) is made and effective as of August 31, 2007, by and between LABORATORY CORPORATION OF AMERICA HOLDINGS (“LabCorp”) and EXACT SCIENCES CORPORATION (“EXACT”).

WHEREAS, LabCorp and EXACT entered into an Agreement dated June 26, 2002, which was amended pursuant to a First Amendment dated January 19, 2004 and further amended pursuant to a Second Amendment dated June 27, 2007 (as amended, the “Agreement”); and

WHEREAS, the parties desire to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree to the following amendments to the Agreement, to be effective as of the date of execution of this Amendment:

1.             Milestones.

a.             A new Milestone 4 (and the associated Milestone License Fee) is hereby added to Schedule 4 of the Agreement as follows:

LabCorp shall pay EXACT $2.5 million in milestone payments following the date of the occurrence of the later of the following (such later date being hereinafter referred to as the “Milestone 4 Trigger Date”):  (i) approval of reimbursement for stool-based DNA screening including, without limitation, coverage for both PV1 and PV2, from the Centers for Medicare and Medicaid Services pursuant to a National Coverage Determination at a reimbursement rate of at least [********]; and (ii) acceptance of stool-based DNA screening in the publicly reported guidelines of the American Cancer Society or the American Gastroenterological Association for screening for colorectal cancer.  The foregoing payment shall not be due until sixty (60) days following the end of the [********] period following the Milestone 4 Trigger Date in which the number of Assays performed by LabCorp using EXACT’s Technology increases by at least [********] over the number of such Assays performed by LabCorp during the [********] immediately prior to the Milestone 4 Trigger Date.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

2.                                       Launch of PV2 Test.  Section 3.6 of the Agreement shall be deleted and replaced with the following:

On or before [********], EXACT shall provide LabCorp with access to the data associated with [********], and (iii) the overall sensitivity and specificity as a standalone dataset (the “PV2 Sample Data”), to attest the clinical sensitivity and specificity of PV2 claims stated in the following article:  Steven H. Itzkowitz et al., Improved Fecal DNA Test for Colorectal Cancer Screening, 5 CLINICAL GASTROENTEROLOGY AND HEPATOLOGY 111 (2007). All such data provided to LabCorp pursuant to this provision shall be considered Confidential Information of EXACT.  EXACT agrees that it will not unreasonably withhold approval for the PV2 Sample Data to be used by LabCorp to promote or describe PV2 in support of a PV2 commercial launch.  Notwithstanding the foregoing, PV2 Sample Data that fails to meet the sensitivity/specificity targets described in Section 11.9 of this Agreement shall be treated as Confidential Information of EXACT.

3.             Expenses.  Section 7.3 of the Agreement shall be deleted in its entirety and replaced with the following:

LabCorp will be solely responsible, at its expense, for all of LabCorp’s commercial activities including marketing, sales, and reimbursement, related to LabCorp’s stool-based DNA testing service.

For the purpose of clarification, Sections 6.6 and 6.7 of the Agreement remain in full force and effect.

4.             Rights of Termination.

a.             Section 11.7 of the Agreement shall be deleted in its entirety and replaced with the following:

11.7                           This Agreement may be terminated by LabCorp upon written notice in the event stool-based colorectal cancer screening has not been accepted as a Standard of Care on or before [********].

b.             Section 11.8 of the Agreement shall be deleted in its entirety and replaced with the following:

11.8                           This Agreement may be terminated by LabCorp upon written notice in the event PV2 is not commercially launched (meaning made generally available to LabCorp’s

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

customers) on or before [********], provided the reason for delay in commercial launch can be attributed in whole or in part to EXACT.  Without limiting the foregoing, the parties acknowledge that either of the following shall give rise to LabCorp’s right to terminate the Agreement pursuant to this Section 11.8:  (i) any failure of EXACT to provide all of the PV2 Sample Data described in Section 3.6 on or before [********], or (ii) any failure of EXACT to fulfill its obligations with respect to [********] on or before any of the deadlines to be mutually agreed upon by the parties in writing.

5.             Personnel.

a.             A new Section 7.6 is hereby added to the Agreement as follows:

7.6           Personnel.

7.6.1        LabCorp agrees to offer at-will employment, subject to LabCorp’s standard employment eligibility requirements, to the personnel of EXACT as set forth on Schedule 7, at annual salaries no less than those listed therein and inclusive of LabCorp’s standard employee benefits; provided, however, that these personnel will be subject to all of LabCorp’s usual and customary terms, conditions and policies of employment. LabCorp agrees that for a period beginning on August 31, 2007 and continuing for one year from the date of termination of this Agreement none of the employees or agents of LabCorp (or any of its subsidiaries or any person acting on its or their behalf) who have had interaction with EXACT in connection with this Agreement will directly or indirectly solicit for employment or employ at LabCorp or its subsidiaries any person, other than the personnel set forth on Schedule 7, who as of August 31, 2007 is employed by EXACT without obtaining EXACT’s prior written consent.  The parties agree that the restrictions set forth in this Paragraph shall not apply to (i) any solicitation directed to the public in general print, mail, radio, television, internet or website advertisements or solicitations available to the public in general (or any employment resulting from an EXACT employee’s response to such solicitation to the public in general), (ii) any person whose employment with EXACT was terminated by EXACT prior to the solicitation by LabCorp, or (iii) or any contact or employment which LabCorp can demonstrate through written records was initiated by such employee.  In addition to the foregoing, this restriction (and the foregoing exceptions) on solicitation, hiring and retention, shall expressly apply to [********] as of the effective date of the Third Amendment to this Agreement, except that (1) LabCorp may engage [********] as contemplated by Section 6.6 of this Agreement [********],

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

and (2) in the event [********] seeks to be hired by LabCorp and LabCorp wishes to hire [********] under any of the exceptions in clauses (i) through (iii) of the prior sentence, LabCorp agrees to notify EXACT prior to hiring [********].  Any permission granted by EXACT for LabCorp to hire any such employees or consultant, shall be expressly limited in scope to the permission granted and shall not be deemed a waiver by EXACT of this provision.

7.6.2        Effective with the employment by LabCorp of the personnel of EXACT as set forth on Schedule 7, EXACT will release all EXACT personnel set forth on Schedule 7 from all non-competition and non-solicitation agreements. For the avoidance of doubt, any former EXACT employees who accept employment with LabCorp owe their complete duty of loyalty to LabCorp and not to EXACT.

b.                                      Schedule 7 attached to this Amendment is hereby deemed added to the Agreement.

6.             Except as expressly modified herein, the Agreement and all of its terms and conditions shall continue in full force and effect.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Amendment as of the date first above written.

Laboratory Corporation of America Holdings:		EXACT Sciences Corporation:

By:	/s/ Bradford T. Smith	By:	/s/ Charles R. Carelli, Jr.
	Bradford T. Smith		Charles R. Carelli Jr.
	Printed Name		Printed Name
	Title: Executive Vice President		Title: Chief Financial Officer

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

Schedule 7

Personnel

Name                                                      Annual Salary

Don Hardison

[********]                                           [********]

[********]                                           [********]

[********]                                           [********]

[********]                                           [********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.